CAMDEN PROPERTY TRUST ANNOUNCES 2014 OPERATING RESULTS,
6.1% DIVIDEND INCREASE AND 2015 FINANCIAL OUTLOOK

Houston, TEXAS (January 28, 2015) - Camden Property Trust (NYSE: CPT) today announced operating results for the three and twelve months ended December 31, 2014.

Funds from Operations (“FFO”)
FFO for the fourth quarter of 2014 totaled $0.99 per diluted share or $90.3 million, as compared to $1.08 per diluted share or $96.9 million for the same period in 2013. FFO for the three months ended December 31, 2014 included a $10.0 million or $0.11 per diluted share charge related to incentive compensation paid as a result of joint venture restructuring [see press release dated December 29, 2014 for additional information].

FFO for the twelve months ended December 31, 2014 totaled $4.18 per diluted share or $378.0 million, as compared to $4.11 per diluted share or $368.3 million for the same period in 2013. FFO for the twelve months ended December 31, 2014 included: a $10.0 million or $0.11 per diluted share charge related to incentive compensation paid as a result of joint venture restructuring, and a $2.5 million or $0.03 per diluted share net gain on sale of land holdings. FFO for the twelve months ended December 31, 2013 included: a $5.1 million or $0.06 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.

Net Income Attributable to Common Shareholders
For the three months ended December 31, 2014, the Company reported Net Income Attributable to Common Shareholders of $178.5 million and Earnings per Share - diluted ("EPS") of $1.98, as compared to EPS of $1.46 for the same period in 2013. EPS for the three months ended December 31, 2014 included a $1.73 per share gain on sale of operating properties, and an $0.11 per share charge related to incentive compensation paid as a result of joint venture restructuring. EPS for the three months ended December 31, 2013 included a $1.03 per share gain on sale of discontinued operations and a $0.04 per share gain on sale of unconsolidated joint venture properties.

For the twelve months ended December 31, 2014, Camden reported Net Income Attributable to Common Shareholders of $292.1 million and EPS of $3.27, as compared to EPS of $3.78 for the same period in 2013. EPS for the twelve months ended December 31, 2014 included: a $1.76 per share gain on sale of operating properties, an $0.11 per share charge related to incentive compensation paid as a result of joint venture restructuring, a $0.04 per share gain on sale of unconsolidated joint venture properties, and a $0.03 per share net gain on sale of land holdings. EPS for the twelve months ended December 31, 2013 included: a $2.06 per share gain on sale of discontinued operations, an $0.18 per share gain on sale of unconsolidated joint venture properties, a $0.06 per share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties, a $0.01 per share impact from non-recurring fee income, and a $0.01 per share gain on sale of undeveloped land.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same-Property Results
For the 46,069 apartment homes included in consolidated same-property results, fourth quarter 2014 same-property net operating income (“NOI”) increased 4.2% compared to the fourth quarter of 2013, with revenues increasing 4.2% and expenses increasing 4.3%. On a sequential basis, fourth quarter 2014 same-property NOI increased 2.3% compared to the third quarter of 2014, with revenues increasing 0.1% and expenses declining 3.7% compared to the prior quarter. On a full-year basis, 2014 same-property NOI increased 4.9%, with revenues increasing 4.5% and expenses increasing 3.8%

compared to the same period in 2013. Same-property physical occupancy levels averaged 95.7% during both the fourth quarter of 2014 and fourth quarter of 2013, and 96.1% during the third quarter of 2014.

The Company defines same-property communities as communities owned and stabilized since January 1, 2013. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Acquisition/Disposition Activity
During the fourth quarter, the company acquired Camden Fourth Ward, a 276-home apartment community in Atlanta, GA for $62.6 million.

Camden sold five wholly-owned apartment communities during the quarter for a total of $218.3 million: Camden River, a 352-home community in Atlanta, GA; Camden Glen Lakes, a 424-home community in Dallas, TX; Camden Club, a 436-home community in Orlando, FL; Camden Lakeside, a 228-home community in Tampa, FL; and Camden Pinehurst, a 407-home community in Charlotte, NC.

Subsequent to quarter-end, the Company disposed of Camden Ridgecrest, a 284-home community in Austin, TX for $29.3 million. Camden has one additional community in Tampa, FL under contract for sale which is expected to close on January 30, 2015 for approximately $85.1 million.

Development Activity
Lease-up was completed during the quarter at Camden NoMa, a 321-home project in Washington, DC, which is currently 95% occupied. Construction began during the quarter at two new wholly-owned communities: Camden McGowen Station in Houston, TX, a $90 million project with 315 apartment homes; and Camden Lincoln Station in Denver, CO, a $56 million project with 267 apartment homes.

Lease-up continued during the quarter at six wholly-owned development communities: Camden Boca Raton in Boca Raton, FL, a $52 million project with 261 apartment homes which is currently 77% leased; Camden Foothills in Scottsdale, AZ, a $44 million project with 220 apartment homes which is currently 51% leased; Camden La Frontera in Round Rock, TX, a $36 million project with 300 apartment homes which is currently 64% leased; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes which is currently 51% leased; Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes which is currently 40% leased; and Camden Paces in Atlanta, GA, a $110 million project with 379 apartment homes which is currently 24% leased. Lease-up also began at one wholly-owned development community during the fourth quarter: Camden Hayden in Tempe, AZ, a $48 million project with 234 apartment homes which is currently 12% leased.

Construction continued at five wholly-owned development communities: Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Gallery in Charlotte, NC, a $58 million project with 323 apartment homes; Camden Chandler in Chandler, AZ, a $75 million project with 380 apartment homes; Camden Victory Park in Dallas, TX, an $82 million project with 423 apartment homes; and The Camden in Los Angeles, CA, a $145 million project with 287 apartment homes. Construction also continued at one joint venture development community: Camden Southline in Charlotte, NC, a $48 million project with 266 apartment homes.

Equity Issuance
During the fourth quarter, Camden issued 209,747 common shares through its at-the-market ("ATM") share offering program at an average price of $76.28 per share, for total net consideration of approximately $15.7 million. No additional shares were sold subsequent to quarter-end.

Quarterly Dividend Declaration
Camden’s Board of Trust Managers declared a first quarter 2015 dividend of $0.70 per common share, which is a 6.1% increase over the Company’s prior quarterly dividend of $0.66 per share. The dividend is payable on April 17, 2015 to holders of record as of March 31, 2015. In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company’s past performance and future prospects, as described in this release.

Earnings Guidance
Camden provided initial earnings guidance for 2015 based on its current and expected views of the apartment market and general economic conditions. Full-year 2015 FFO is expected to be $4.36 to $4.56 per diluted share, and full-year 2015 EPS is expected to be $1.47 to $1.67. First quarter 2015 earnings guidance is $1.04 to $1.08 per diluted share for FFO and $0.34 to $0.38 for EPS. Guidance for EPS excludes gains on real estate transactions.

The midpoint of the Company’s initial 2015 earnings guidance takes into account property dispositions of $247.6 million completed between October 1, 2014 and January 15, 2015, and also assumes an additional property disposition of $85.1 million will occur on January 30, 2015. The impact to 2015 FFO from the property dispositions of $332.7 million is approximately $0.22 per diluted share.

Camden expects 2015 same-property revenue growth between 3.75% and 4.75%, expense growth between 4.5% and 5.0%, and NOI growth between 3.0% and 5.0%.  The Company’s same-property guidance for 2015 includes the impact of a new on-site bulk Internet initiative, which is anticipated to contribute 25 to 50 basis points to revenue growth and 75 to 100 basis points to expense growth during 2015.  The impact to same store NOI growth should be minimal in 2015 but meaningful in future years when the rollout is completed.

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2015 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Thursday, January 29, 2015 at 11:00 a.m. Central Time to review its fourth quarter and full-year 2014 results and discuss its outlook for future performance. To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 5063934, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 167 properties containing 58,664 apartment homes across the United States. Upon completion of 13 properties under development, the Company’s portfolio will increase to 62,879 apartment homes in 180 properties. Camden was recently named by FORTUNE® Magazine for the seventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #11.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
OPERATING DATA
Property revenues
Rental revenues	$188,225	$177,795	$731,874	$683,362
Other property revenues	28,234	26,522	112,104	105,489
Total property revenues	216,459	204,317	843,978	788,851

Property expenses
Property operating and maintenance	53,014	50,297	211,253	199,650
Real estate taxes	23,415	21,582	94,055	86,041
Total property expenses	76,429	71,879	305,308	285,691

Non-property income
Fee and asset management	2,531	2,873	9,832	11,690
Interest and other income	80	41	842	1,217
Income on deferred compensation plans	2,003	3,078	3,937	8,290
Total non-property income	4,614	5,992	14,611	21,197

Other expenses
Property management	5,581	5,196	22,689	21,774
Fee and asset management	1,595	1,288	5,341	5,756
General and administrative	20,595	9,209	51,005	40,586
Interest	24,417	24,162	93,263	98,129
Depreciation and amortization	61,106	55,878	235,634	214,395
Amortization of deferred financing costs	862	859	3,355	3,548
Expense on deferred compensation plans	2,003	3,078	3,937	8,290
Total other expenses	116,159	99,670	415,224	392,478

Gain on sale of operating properties, including land	155,680	—	159,289	698
Impairment associated with land holdings	—	—	(1,152)	—
Equity in income of joint ventures	1,134	4,207	7,023	24,865
Income from continuing operations before income taxes	185,299	42,967	303,217	157,442
Income tax expense – current	(675)	(239)	(1,903)	(1,826)
Income from continuing operations	184,624	42,728	301,314	155,616
Income from discontinued operations	—	1,290	—	8,515
Gain on sale of discontinued operations, net of tax	—	91,101	—	182,160
Net income	184,624	135,119	301,314	346,291
Less income allocated to non-controlling interests from continuing operations	(6,126)	(1,128)	(9,225)	(4,022)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	(3,995)	—	(5,905)
Net income attributable to common shareholders	$178,498	$129,996	$292,089	$336,364

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$184,624	$135,119	$301,314	$346,291
Other comprehensive income
Unrealized loss on cash flow hedging activities	—	—	(417)	—
Unrealized loss and unamortized prior service cost on post retirement obligation	(970)	(99)	(970)	(99)
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	25	13	74	54
Comprehensive income	183,679	135,033	300,001	346,246
Less income allocated to non-controlling interests from continuing operations	(6,126)	(1,128)	(9,225)	(4,022)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	(3,995)	—	(5,905)
Comprehensive income attributable to common shareholders	$177,553	$129,910	$290,776	$336,319

PER SHARE DATA
Total earnings per common share -- basic	$1.99	$1.47	$3.29	$3.82
Total earnings per common share -- diluted	1.98	1.46	3.27	3.78
Earnings per common share from continuing operations -- basic	1.99	0.46	3.29	1.70
Earnings per common share from continuing operations -- diluted	1.98	0.46	3.27	1.69

Weighted average number of common shares outstanding:
Basic	88,683	87,459	88,084	87,204
Diluted	90,233	88,686	88,468	88,494

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$178,498	$129,996	$292,089	$336,364
Real estate depreciation from continuing operations	60,032	54,520	230,638	209,474
Real estate depreciation from discontinued operations	—	199	—	5,255
Adjustments for unconsolidated joint ventures	1,357	1,422	5,337	5,738
Income allocated to non-controlling interests	6,126	5,123	9,225	9,927
Gain on sale of unconsolidated joint venture properties	—	(3,245)	(3,566)	(16,277)
Gain on sale of operating properties, net of tax	(155,680)	—	(155,680)	—
Gain on sale of discontinued operations, net of tax	—	(91,101)	—	(182,160)
Funds from operations	$90,333	$96,914	$378,043	$368,321

PER SHARE DATA
Funds from operations - diluted	$0.99	$1.08	$4.18	$4.11
Distributions declared per common share	0.66	0.63	2.64	2.52

Weighted average number of common shares outstanding:
FFO - diluted	91,045	89,772	90,366	89,580

PROPERTY DATA
Total operating properties (end of period) (a)	168	170	168	170
Total operating apartment homes in operating properties (end of period) (a)	58,948	59,899	58,948	59,899
Total operating apartment homes (weighted average)	52,998	53,710	52,833	54,181
Total operating apartment homes - excluding discontinued operations (weighted average)	52,998	52,629	52,833	51,759

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEET
(In thousands)

(Unaudited)

	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
ASSETS
Real estate assets, at cost
Land	$1,003,422	$997,349	$985,444	$978,770	$969,711
Buildings and improvements	5,890,498	5,894,453	5,762,428	5,691,619	5,629,904
	6,893,920	6,891,802	6,747,872	6,670,389	6,599,615
Accumulated depreciation	(1,738,862)	(1,813,124)	(1,755,086)	(1,698,724)	(1,643,713)
Net operating real estate assets	5,155,058	5,078,678	4,992,786	4,971,665	4,955,902
Properties under development, including land	527,596	576,269	599,139	515,141	472,566
Investments in joint ventures	36,429	35,180	36,167	36,719	42,155
Properties held for sale	27,143	—	—	—	—
Total real estate assets	5,746,226	5,690,127	5,628,092	5,523,525	5,470,623
Accounts receivable – affiliates	25,977	25,954	26,501	26,145	27,724
Other assets, net (a)	124,888	123,999	114,002	107,862	109,401
Cash and cash equivalents	153,918	66,127	16,069	16,768	17,794
Restricted cash	5,898	5,769	5,424	5,549	6,599
Total assets	$6,056,907	$5,911,976	$5,790,088	$5,679,849	$5,632,141

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,837,911	$1,837,621	$1,769,287	$1,649,041	$1,588,798
Secured	905,628	906,328	930,952	940,881	941,968
Accounts payable and accrued expenses	157,232	147,255	122,307	124,981	113,307
Accrued real estate taxes	39,149	54,369	40,232	21,922	35,648
Distributions payable	60,386	60,265	59,770	59,728	56,787
Other liabilities (b)	100,058	94,230	90,944	88,693	88,272
Total liabilities	3,100,364	3,100,068	3,013,492	2,885,246	2,824,780

Commitments and contingencies
Non-qualified deferred compensation share awards	68,134	60,363	61,727	55,498	47,180

Equity
Common shares of beneficial interest	976	974	967	966	967
Additional paid-in capital	3,667,448	3,649,750	3,595,315	3,593,633	3,596,069
Distributions in excess of net income attributable to common shareholders	(453,777)	(568,142)	(550,050)	(523,321)	(494,167)
Treasury shares, at cost	(396,626)	(397,497)	(398,474)	(399,510)	(410,227)
Accumulated other comprehensive loss (c)	(2,419)	(1,474)	(1,077)	(1,091)	(1,106)
Total common equity	2,815,602	2,683,611	2,646,681	2,670,677	2,691,536
Non-controlling interests	72,807	67,934	68,188	68,428	68,645
Total equity	2,888,409	2,751,545	2,714,869	2,739,105	2,760,181
Total liabilities and equity	$6,056,907	$5,911,976	$5,790,088	$5,679,849	$5,632,141

(a) Includes:
net deferred charges of:	$13,219	$14,361	$12,747	$13,615	$14,497

(b) Includes:
deferred revenues of:	$1,848	$1,734	$1,070	$1,786	$1,886

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligation, and unrealized loss on cash flow hedging activities.

CAMDEN	2015 FINANCIAL OUTLOOK
AS OF JANUARY 30, 2015

(Unaudited)

2014 Reported FFO, Adjusted for Non-Routine Items and Year End Shares Outstanding
($'s and shares in thousands)
	Total	Per Share
2014 Reported FFO	$378,043	$4.18
Adjustments for 2014 non-routine items:
Less: Gain on sale of land, net	(2,457)	(0.03)
Plus: Fund Modification Incentive Compensation	10,000	0.11

2014 FFO adjusted for non-routine items	$385,586	$4.27

2014 Fully Diluted Weighted Average Shares Outstanding - FFO		90,366

December 31, 2014 Fully Diluted Weighted Average Shares Outstanding - FFO		91,210

2014 FFO Adjusted for Non-Routine Items and December 31, 2014 Fully Diluted Shares Outstanding - FFO		$4.23

2015 Financial Outlook

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted		$4.36 - $4.56

"Same Property" Communities
Number of Units		47,878
2014 Base Net Operating Income		$496 million
Total Revenue Growth		3.75% - 4.75%
Total Expense Growth		4.50% - 5.00%
Net Operating Income Growth		3.00% - 5.00%
Impact from 1% change in NOI Growth is approximately $0.054 / share

Physical Occupancy		95.2%

Capitalized Expenditures
Recurring		$61 - $65 million
Revenue Enhancing Repositions (a)		$21 - $25 million

Acquisitions/Dispositions
Disposition Volume (consolidated on balance sheet)		$100 - $300 million
Acquisition Volume (consolidated on balance sheet)		$100 - $300 million

Development
Development Starts (consolidated on balance sheet)		$100 - $300 million
Development Spend (consolidated on balance sheet)		$300 - $400 million

Equity in Income of Joint Ventures (FFO)		$13 - $15 million

Non-Property Income
Non-Property Income, Net		$2 - $4 million
Includes: Fee and asset management income (including fees from joint ventures), net of expenses, and interest and other income

Corporate Expenses
General and administrative expense (b)		$41 - $43 million
Property management expense		$23 - $25 million

Capital
Expected Capital Transactions		$0 - $300 million
Expensed Interest		$96 - $100 million
Capitalized Interest		$16 - $18 million

(a) Revenue Enhancing Repositions are capital expenditures that improve a community's competitive position, typically kitchen and bath upgrades or other new amenities.
(b) Excludes any third party acquisition costs.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income attributable to common shareholders	$178,498	$129,996	$292,089	$336,364
Real estate depreciation from continuing operations	60,032	54,520	230,638	209,474
Real estate depreciation from discontinued operations	—	199	—	5,255
Adjustments for unconsolidated joint ventures	1,357	1,422	5,337	5,738
Income allocated to non-controlling interests	6,126	5,123	9,225	9,927
Gain on sale of unconsolidated joint venture properties	—	(3,245)	(3,566)	(16,277)
Gain on sale of operating properties, net of tax	(155,680)	—	(155,680)	—
Gain on sale of discontinued operations, net of tax	—	(91,101)	—	(182,160)
Funds from operations	$90,333	$96,914	$378,043	$368,321

Weighted average number of common shares outstanding:
EPS diluted	90,233	88,686	88,468	88,494
FFO diluted	91,045	89,772	90,366	89,580

Total earnings per common share -- diluted	$1.98	$1.46	$3.27	$3.78
FFO per common share - diluted	$0.99	$1.08	$4.18	$4.11

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	1Q15	Range	2015	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.34	$0.38	$1.47	$1.67
Expected real estate depreciation	0.67	0.67	2.74	2.74
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.04	$1.08	$4.36	$4.56

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Net income attributable to common shareholders	$178,498	$129,996	$292,089	$336,364
Less: Fee and asset management	(2,531)	(2,873)	(9,832)	(11,690)
Less: Interest and other income	(80)	(41)	(842)	(1,217)
Less: Income on deferred compensation plans	(2,003)	(3,078)	(3,937)	(8,290)
Plus: Property management	5,581	5,196	22,689	21,774
Plus: Fee and asset management	1,595	1,288	5,341	5,756
Plus: General and administrative	20,595	9,209	51,005	40,586
Plus: Interest	24,417	24,162	93,263	98,129
Plus: Depreciation and amortization	61,106	55,878	235,634	214,395
Plus: Amortization of deferred financing costs	862	859	3,355	3,548
Plus: Expense on deferred compensation plans	2,003	3,078	3,937	8,290
Less: Gain on sale of operating properties, including land	(155,680)	—	(159,289)	(698)
Less: Impairment associated with land holdings	—	—	1,152	—
Less: Equity in income of joint ventures	(1,134)	(4,207)	(7,023)	(24,865)
Plus: Income tax expense	675	239	1,903	1,826
Less: Income from discontinued operations	—	(1,290)	—	(8,515)
Less: Gain on sale of discontinued operations, net of tax	—	(91,101)	—	(182,160)
Plus: Income allocated to non-controlling interests from continuing operations	6,126	1,128	9,225	4,022
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	3,995	—	5,905
Net Operating Income (NOI)	$140,030	$132,438	$538,670	$503,160

"Same Property" Communities	$120,271	$115,469	$469,488	$447,696
Non-"Same Property" Communities	15,362	12,648	52,138	38,972
Development and Lease-Up Communities	1,809	(12)	2,355	(12)
Dispositions/Other	2,588	4,333	14,689	16,504
Net Operating Income (NOI)	$140,030	$132,438	$538,670	$503,160

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to non-controlling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Net income attributable to common shareholders	$178,498	$129,996	$292,089	$336,364
Plus: Fund Modification Incentive Compensation	10,000	—	10,000	—
Plus: Interest	24,417	24,162	93,263	98,129
Plus: Amortization of deferred financing costs	862	859	3,355	3,548
Plus: Depreciation and amortization	61,106	55,878	235,634	214,395
Plus: Income allocated to non-controlling interests from continuing operations	6,126	1,128	9,225	4,022
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	3,995	—	5,905
Plus: Income tax expense	675	239	1,903	1,826
Plus: Real estate depreciation from discontinued operations	—	199	—	5,255
Less: Gain on sale of operating properties, including land	(155,680)	—	(159,289)	(698)
Less: Impairment associated with land holdings	—	—	1,152	—
Less: Equity in income of joint ventures	(1,134)	(4,207)	(7,023)	(24,865)
Less: Gain on sale of discontinued operations, net of tax	—	(91,101)	—	(182,160)
EBITDA	$124,870	$121,148	$480,309	$461,721